CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS

Upright Growth Fund

Livingston, New Jersey

We consent to the use in this Post-Effective Amendment No.6 to the Registration Statement under the Securities Act of 1933 and the Investment Company Act of 1940, both on Form N-1A, of our report dated November 22, 2003, accompanying and pertaining to the financial statements of the Upright Growth Fund as of September 30, 2003, which is included in such Post-Effective Amendment.

                                                                                             /s/ Meyler & Company, LLC

Middletown, New Jersey

January 14, 2003